Consent of Independent Registered Public Accounting Firm

Interface, Inc. Savings and Investment Plan
Atlanta, Georgia

 We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-93679 and 333-10377) of Interface, Inc. of our report dated June 24, 2015, relating to the financial statements and supplemental schedule of Interface, Inc. Savings and Investment Plan which appear in this Form 11-K for the year ended December 31, 2014.

/s/ BDO USA, LLP
BDO USA, LLP
Atlanta, Georgia

 June 24, 2015